May 2, 2006	MEDIA CONTACT: Rose B. Cummings
Executive Director of Corporate Communications
(704) 858-5199

ANALYST CONTACT: Steve Somers, CFA
Executive Director of Investor Relations
& Corporate Development
(610) 651-5900
ssomers@suncom.com
SunCom Wireless Reports First Quarter 2006 Results
Grows Subscriber Base by 41,000 and Surpasses the One Million Subscriber Mark
BERWYN, Pa. — SunCom Wireless Holdings, Inc. (NYSE: TPC) today reported 2006 first quarter financial results, which reflect a stabilization of the company’s subscriber base and an improvement in its operating performance. Adjusted EBITDA of $7.4 million improved by $21.0 million from a loss of $13.6 million in the fourth quarter of 2005, while net cash used in operating activities was $21.6 million compared with $34.4 million in the fourth quarter 2005.
The marked improvement in Adjusted EBITDA reflected the positive impact of a higher subscriber count, as well as improvements in off-network roaming expenses and lower sales and marketing costs. SunCom Wireless ended the quarter with a total of 1,007,114 subscribers compared to 965,822 subscribers at year end 2005.
Service revenues advanced 3.9% to $155.5 million reflecting the higher level of subscribers in the quarter, partially offset by modestly lower average revenue per user (ARPU) of $51.55 compared with the fourth quarter 2005. Roaming revenues were $21.5 million, down $1.0 million from fourth quarter 2005.
“The first quarter of 2006 was one of steady progress for SunCom,” said Michael E. Kalogris, chairman and CEO of SunCom Wireless. “With over 41,000 net additions, we topped the 1 million subscriber mark and experienced improving operational and financial performance including lower churn, and stronger Adjusted EBITDA.”

Gross customer additions were 116,315 while quarterly churn fell to 2.5%, reflecting the stabilization in our subscriber base as the company moved further away from the disruptive subscriber migration that took place in 2005.
Kalogris added, “we were particularly pleased by the much improved churn statistic in our Southeast markets, where total monthly churn was just 2.0% compared with 3.1% during 2005. The improvement came not only from our existing markets but also from the acquired North Carolina markets. We are encouraged by the momentum we experienced in the first quarter as we continue to provide a real choice for consumers in our markets by offering extensive network coverage and attractive high-value rate plans.”
Separately, SunCom announced today in a report on Form 8-K that SunCom Wireless Investment Co., LLC has contributed a total of $194.4 million to SunCom Wireless, Inc. These funds significantly enhance SunCom Wireless, Inc.’s liquidity and strengthen its ability to execute its business plan.
Financial Highlights: (Refer to Schedule 1 for a reconciliation of non-GAAP financial measures)
•	Adjusted EBITDA in the first quarter was $7.4 million, an improvement of $21.0 million from a loss of $13.6 million in the fourth quarter of 2005.

•	Net cash used in operating activities was $21.6 million in the first quarter of 2006 compared with a use of $34.4 million in the fourth quarter of 2005.

•	Service revenues increased 3.9% to $155.5 million from $149.6 million in the fourth quarter of 2005 reflecting the higher level of subscribers in the quarter, partially offset by modestly lower ARPU.

•	Roaming revenues were $21.5 million vs $23.8 million a year ago as a higher volume of minutes was partially offset by lower rates. Total roaming minutes of use (MOUs) were 276.7 million vs. 225.4 million a year ago.

•	ARPU of $51.55 in the first quarter of 2006 was down about 1% from $51.93 in the fourth quarter of 2005 reflecting the impact of modestly lower access points as well as lower billed airtime.

•	Monthly churn in the first quarter of 2006 was 2.5%, compared with 2.9% a year ago, reflecting a stabilization of our subscriber base and helped by the absence of the rebranding that occurred in the first quarter 2005.

•	Cost of service for the first quarter of 2006 was $67.9 million versus $61.8 million a year ago. The higher cost of service was primarily due to increases in our subscriber base as well as increases related to higher average MOUs. Average monthly MOUs in the first quarter were 1,323 per subscriber versus 1,091 a year ago.

•	Costs per gross add (CPGA) declined to $382 in the first quarter of 2006 vs. $462 in the first quarter of 2005 due to largely to leveraging our fixed expenses.

•	Capital expenditures in the quarter were $11.3 million versus $28.7 million a year ago.

•	The company ended the quarter with $305.9 million in cash and short-term investments.
About SunCom Wireless
SunCom Wireless is a leader in offering digital wireless communications services to more than one million subscribers in the Southeastern United States, Puerto Rico and the U.S. Virgin Islands. SunCom is committed to delivering Truth in Wireless by treating customers with respect, offering simple, straightforward plans and by providing access to the largest GSM network and the latest technology choices. For more information about SunCom products and services, visit www.suncom.com or call 877-CALL-SUN (1-877-225-5786).
Statements in this press release regarding SunCom Wireless’s business that are not historical facts may be forward-looking statements. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in Form 10-K for the year ended December 31, 2005 and other documents SunCom Wireless files from time to time with the U.S. Securities and Exchange Commission.

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2006	2005
	(Dollars in thousands, except par value)
ASSETS:
Current assets:
Cash and cash equivalents	$14,455	$16,083
Short-term investments	289,800	334,046
Restricted cash and short-term investments	1,600	—
Accounts receivable, net of allowance for doubtful accounts of $7,621 and $12,352, respectively	76,274	82,898
Accounts receivable — roaming partners	19,996	18,188
Inventory	20,262	23,930
Prepaid expenses	19,008	13,492
Other current assets	12,828	12,476

Total current assets	454,223	501,113
Long term assets:
Property and equipment, net	556,163	650,284
Intangible assets, net	833,549	844,498
Other long-term assets	4,383	4,324

Total assets	$1,848,318	$2,000,219

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$93,829	$97,355
Accrued liabilities	81,862	89,365
Current portion of long term debt	2,802	2,786
Other current liabilities	24,494	23,271

Total current liabilities	202,987	212,777
Long-term debt:
Capital lease obligations	738	864
Senior secured term loan	244,375	245,000
Senior notes	713,438	713,148

Total senior long-term debt	958,551	959,012
Subordinated notes	730,830	730,339

Total long-term debt	1,689,381	1,689,351
Deferred income taxes, net	131,770	128,419
Deferred revenue	1,978	1,809
Deferred gain on sale of property and equipment	47,821	48,530
Other	2,577	2,483

Total liabilities	2,076,514	2,083,369
Commitments and contingencies	—	—
Non-controlling interest —variable interest entity	116	116

Stockholders’ deficit
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of March 31, 2006 and December 31, 2005	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of March 31, 2006 and December 31, 2005	—	—
Preferred stock, $0.01 par value, 17,000,000 shares authorized; no shares issued or outstanding as of March 31, 2006 and December 31, 2005	—	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 64,030,417 shares issued and 62,644,379 shares outstanding as of March 31, 2006 and 64,030,417 shares issued and 62,743,080 shares outstanding as of December 31, 2005	626	627
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of March 31, 2006 and December 31, 2005	79	79
Additional paid-in capital	610,046	607,849
Accumulated deficit	(837,651)	(690,446)
Common stock held in trust	(145)	(145)
Deferred compensation	145	145
Class A common stock held in treasury, at cost (1,386,038 and 1,287,337 shares, respectively)	(1,412)	(1,375)

Total stockholders’ deficit	(228,312)	(83,266)

Total liabilities and stockholders’ deficit	$1,848,318	$2,000,219

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
	(Dollars in thousands,
	except per share data)
Revenues:
Service	$155,467	$162,849
Roaming	21,466	23,831
Equipment	24,959	17,273

Total revenue	201,892	203,953
Operating Expenses:
Cost of service	67,948	61,800
Cost of equipment	39,221	34,646
Selling, general and administrative	88,627	80,337
Termination benefits and other related charges	898	—
Depreciation and asset disposal	103,438	42,491
Amortization	11,504	16,956

Total operating expenses	311,636	236,230

Loss from operations	(109,744)	(32,277)
Interest expense	(37,803)	(36,779)
Other expense	—	(148)
Interest and other income	4,094	3,175
Loss before taxes	(143,453)	(66,029)
Income tax provision	(3,752)	(3,882)
Net loss applicable to common stockholders	($147,205)	($69,911)

Net loss applicable to common stockholders per common share (Basic and Diluted)	($2.15)	($1.03)

Weighted average common shares outstanding (Basic and Diluted)	68,361,726	67,701,253

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands)
Cash flows from operating activities:
Net loss	($147,205)	($69,911)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, asset disposal and amortization	114,942	59,447
Deferred income taxes	3,351	3,758
Accretion of interest	1,161	1,112
Bad debt expense	5,938	1,885
Non-cash compensation	2,196	4,038
Other non-operating losses	—	148

Change in operating assets and liabilities:
Accounts receivable	(2,630)	1,185
Inventory	3,668	(11,446)
Prepaid expenses and other current assets	(6,468)	(2,701)
Intangible and other assets	(33)	(406)
Accounts payable	(1,724)	8,082
Accrued payroll and liabilities	(11,380)	(7,017)
Deferred revenue	1,712	483
Accrued interest	15,908	15,543
Other liabilities	(994)	258

Net cash provided by (used in) operating activities	(21,558)	4,458

Cash flows from investing activities:
Purchase of available for sale securities	(182,754)	(738,950)
Proceeds from sale of available for sale securities	226,000	781,150
Capital expenditures	(11,302)	(28,684)
Proceeds from sale of assets	1,548	300
Refund of FCC license deposit	—	1,552
Payment of direct costs on business transactions	(804)	(645)
Other	(26)	(199)

Net cash provided by investing activities	32,662	14,524

Cash flows from financing activities:
Payments under senior secured term loan	(625)	(625)
Change in bank overdraft	(12,031)	(195)
Principal payments under capital lease obligations	(76)	(319)
Other	—	(7)

Net cash used in financing activities	(12,732)	(1,146)

Net increase (decrease) in cash and cash equivalents	(1,628)	17,836
Cash and cash equivalents, beginning of period	16,083	10,509

Cash and cash equivalents, end of period	$14,455	$28,345

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended		Three Months Ended
	March 31,		December 31,
Adjusted EBITDA	2006	2005	2005
	(Dollars in thousands)
Net cash provided by (used in) operating activities	($21,558)	$4,458	($34,392)
Change in operating assets and liabilities	1,941	(3,981)	(3,095)
Deferred income taxes	(3,351)	(3,758)	16,331
Interest expense	37,803	36,779	37,299
Accretion of interest	(1,161)	(1,112)	(1,215)
Interest and other income	(4,094)	(3,175)	(4,117)
Bad debt expense	(5,938)	(1,885)	(8,532)
Income tax expense	3,752	3,882	(15,845)

Adjusted EBITDA	$7,394	$31,208	($13,566)
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by (used in) operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was not indicative of our ongoing cash flows from operations) and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP.

	Three Months Ended March 31,		Three Months Ended December 31,
Average revenue per user (ARPU)	2006	2005	2005
	(Dollars in thousands, except ARPU)
Service revenue	$155,467	$162,849	$149,623
Subscriber retention credits	256	655	697
Revenue not generated by wireless subscribers	(3,175)	(3,284)	(3,464)

Adjusted service revenue	$152,548	$160,220	$146,856

Average subscribers	986,468	956,436	942,686
ARPU	$51.55	$55.84	$51.93
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two.

	Three Months Ended March 31,
CCPU and CPGA	2006	2005
	(Dollars in thousands, except
	CCPU and CPGA)
Cost of service	$67,948	$61,800
General and administrative expense	51,431	45,725
Less: non-cash compensation included in cost of service and general and administrative expense	(1,932)	(3,765)
Plus: termination benefits allocated to cost of service and general and administrative expense	842	—
Total cost of equipment — transactions with existing subscribers	19,480	13,772

CCPU operating expenses	137,769	117,532

Selling expense (1)	37,196	34,612
Less: non-cash compensation included in selling expense	(264)	(273)
Plus: termination benefits allocated to selling expense (1)	56	—
Total cost of equipment — transactions with new subscribers (1)	19,741	20,874

CPGA operating expenses	56,729	55,213

Non-cash compensation	2,196	4,038
Depreciation and asset disposal	103,438	42,491
Amortization	11,504	16,956

Total operating expenses	311,636	236,230

CCPU operating expenses (from above)	137,769	117,532
Equipment revenue — transactions with existing subscribers	(12,648)	(4,720)

CCPU costs, net	$125,121	$112,812

Average subscribers	986,468	956,436
CCPU	$42.28	$39.32

CPGA operating expenses (from above)	$56,729	$55,213
Equipment revenue — transactions with new subscribers	(12,311)	(12,553)

CPGA costs, net	$44,418	$42,660

Gross subscriber additions	116,315	92,311
CPGA	$382	$462

We believe Cash Cost Per User (CCPU), which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation, asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with accounting principles generally accepted in the United States.
We believe Cost Per Gross Addition (CPGA) is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) plus selling expenses (exclusive of non-cash compensation) related to adding new subscribers and termination benefits and related expenses allocated to selling expense by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SUBSCRIBERS BY GEOGRAPHIC LOCATION

	March 31, 2006	March 31, 2005

Domestic subscribers	734,953	715,730
Puerto Rico subscribers	272,161	245,397

Total SunCom subscribers	1,007,114	961,127